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                                                                   Exhibit 10(N)

                                 PROMISSORY NOTE

Original Principal Amount                                       Glenwillow, Ohio
$542,750.00                                                        April 2, 2001


         FOR VALUE RECEIVED, MICHAEL J. MERRIMAN ("Maker") promises to pay to the order of ROYAL APPLIANCE MFG. CO. ("Holder") the principal amount of Five Hundred Forty-Two Thousand Seven Hundred Fifty Dollars ($542,750) together with interest thereon, if any, as hereinafter provided.

         1. PRINCIPAL. The principal amount hereof shall be due and payable in full on April 2, 2008 or, if earlier, twelve (12) months after Maker's voluntary termination of employment with Royal Appliance (the "Maturity Date").

         2. INTEREST. The principal amount outstanding under this Promissory Note from time to time shall not bear interest. Notwithstanding the foregoing, in the event any principal payment is not made when due, either at maturity or by acceleration, interest on the unpaid principal shall accrue at the annual rate of twelve percent (12%) from the date payment was due until the overdue payment is made.

         3. PAYMENT IN FULL ON MATURITY DATE. Maker shall pay the full amount then due under this Promissory Note, both principal and interest (including compounded interest) in a single payment on the maturity Date. Payment of the principal of and interest on this Promissory Note shall be made in lawful money of the United States of America to Holder at 7005 Cochran Road, Glenwillow, Ohio 44139 or to such other payee or at such other address as may be designated to Maker by Holder from time to time.

         4. MANDATORY PREPAYMENT ON SALE OF SHARES. Maker has used the proceeds of the loan from Holder that is evidenced by this Promissory Note to fund the exercise of certain options for 167,000 Royal Appliance Mfg. Co. Common Shares (the "Shares") and the taxes incurred in connection with that exercise. Upon any sale of any portion of the Shares, Maker shall promptly pay to Holder such amount, if any, as is necessary so that, immediately after that payment, the portion of the original principal on this Promissory Note that has been repaid, and as to which all accrued interest, if any, has been paid, is at least directly proportionate to the portion of the 167,000 Shares that have been sold by Maker through the date of that payment. For example, if, on a particular date Maker, having not previously sold any of the Shares and having not previously made any payment on this Promissory Note, sells 41,750 Shares (1/4 of the original number), Maker shall promptly pay to Holder at least $135,687.50 of principal (1/4 of the original principal), together with any accrued interest on that amount of principal.


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         5. WAIVER OF DEMAND, ETC. Maker waives demand, presentment, notice of dishonor, protest, notice of protest, and diligence in collection and bringing suit and agrees that Holder may extend the time for payment, accept partial payment, or take security therefor without discharging or releasing Maker.

         6. GOVERNING LAW. This Promissory Note has been executed in Glenwillow, Ohio. The construction, validity, and enforceability of this Promissory Note shall be governed by the laws of the State of Ohio applicable to promissory notes made and to be satisfied entirely within the State of Ohio.

         7. COSTS OF ENFORCEMENT. Maker agrees to pay all costs and expenses (including reasonable attorneys' fees) incurred by Holder in the collection of this Promissory Note and in the enforcement of the rights under this Promissory Note.

         8. WAIVER. Maker, to the extent not prohibited by law, waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, between Holder and Maker arising out of, in connection with, related to, or incidental to the relationship established between Maker and Holder in connection with this Promissory Note, or any other agreement, instrument, or document executed or delivered in connection therewith or the transactions related thereto. This waiver shall not in any way affect, waive, limit, amend, or modify the ability of any Holder hereof to pursue remedies pursuant to any confession of judgment or cognovit provision contained in this Note.

         9. PREPAYMENT. Maker may prepay all or any portion of the principal sum hereof at any time without penalty. All such prepayments shall be applied to the payment of the principal due hereon, and shall be accompanied by the payment of accrued interest, if any, on the amount of the prepayment to the date thereof.

         10. SECURITY. Security for repayment of this Note has been given in the form of a pledge on the 167,000 Shares, pursuant to a Pledge Agreement of even date herewith.

         11. WARRANT OF ATTORNEY. Maker hereby irrevocably authorizes any attorney-at-law to appear for Maker in an action on this Promissory Note at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in the State of Ohio or elsewhere and to waive the issuing of service of process against Maker, and to confess judgment in favor of the Holder against Maker for all amounts that may be due, together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution in respect of the judgment rendered. Maker hereby expressly (a) waives any conflict of interest in an attorney retained by the Holder confessing judgment against Maker upon this Promissory Note, and (b) consents to any attorney retained by the Holder receiving a legal fee or other value for legal services rendered for confessing judgment against Maker upon this Promissory Note. The foregoing warrant of attorney



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shall survive any judgment, and if any judgment is vacated for any reason, the
Holder may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against Maker. A copy of this Promissory Note, certified by the Holder, may be filed in any proceeding in place of filing the original as a warrant of attorney.

"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."


                                                --------------------------------
                                                Michael J. Merriman




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